Exhibit 10.13

Option No.:

LAIRD SUPERFOOD, INC.

2020 OMNIBUS INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

COVER SHEET

Laird Superfood, Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock, par value $0.001 (the “Stock”), to the individual named below as Grantee, subject to the vesting and other conditions set forth below. The terms and conditions of the Option are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2020 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by Option:

Option Price per Share of Stock: U.S. $ . [must be at least 100% of the Fair Market Value of a share of Stock on the Grant Date (or, for grantees who are Ten Percent Stockholders, 110% of the Fair Market Value on the Grant Date)]

Vesting Start Date:

Vesting Schedule:

Expiration Date: [insert the day before the tenth (10th) anniversary of the Grant Date (or, for grantees who are Ten Percent Stockholders, the day before the fifth (5th) anniversary)]

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which has been provided or made available to you. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:
	(Signature)	(Date)

Company:
	(Signature)	(Date)

Name:

Title:

Attachment

This document is not a stock certificate or a negotiable instrument.

LAIRD SUPERFOOD, INC.

2020 OMNIBUS INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option

This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the vesting and other conditions set forth in this Agreement and in the Plan. This Option is intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly. If you cease to be an employee of the Company, its parent or a subsidiary (“Employee”) but continue to provide Service, this option will be deemed a Nonqualified Stock Option three (3) months after you cease to be an Employee. In addition, to the extent that all or part of this Option exceeds the one hundred thousand dollar ($100,000) rule of Section 422(d) of the Code, this Option or the lesser excess part will be deemed to be a Nonqualified Stock Option.

Vesting & Exercisability

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option shall vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement; provided, however, that for purposes of vesting, fractional numbers of shares of Stock shall be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this Option.

Unless the termination of your Service triggers accelerated vesting or other treatment of your Option pursuant to the terms of this Agreement or the Plan, you shall immediately and automatically forfeit the unvested portion of the Option to the Company in the event your Service terminates for any reason.

Change in Control

In the event of a Change in Control, your Option will be treated in the manner provided below. For the avoidance of doubt, Sections 16.3 and 16.4 of the Plan shall not apply in the event of a Change in Control.

Change in Control in which this Award is not Assumed. Except as otherwise provided in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which this Award is not being assumed or continued, the following provision shall apply to this Award, to the extent not assumed or continued:

Immediately prior to the occurrence of such Change in Control, provided you are employed by the Company on the date of the occurrence of the Change in Control, the Company shall pay or deliver, or cause to be paid or delivered, to you an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith) equal to the product of (1) a portion of the number of shares of Stock subject to this Option, which such portion equal to (A) (x) the number of shares of Stock subject to this Option, multiplied by (y) a fraction, the numerator of which is the number of whole months elapsed from the Grant Date set forth on the cover sheet to the date of the Change in Control, and the denominator of which is the number of months from the Grant Date to the date on which this Option would have fully vested pursuant to the Vesting Schedule set forth on the cover sheet, or (B) such greater portion of the number of shares of Stock subject to this Option as may be approved by the Committee, in its sole discretion, up to the total number of shares of Stock subject to this Option, and (2) the amount, if any, by which the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds the Option Price. The Option shall thereafter terminate without further consideration.

Change in Control in which this Award is Assumed. Except as otherwise provided in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which this Award is being assumed or continued, the following provision shall apply to this Award, to the extent assumed or continued:

This Award shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of this Award, or for the substitution of this Award of new stock options relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares and exercise price to reflect the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control.

Term

Notwithstanding anything in this Agreement to the contrary, the Option shall expire and you shall immediately and automatically forfeit the Option to the Company in any event at the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your Option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than due to death or Disability or for Cause, then your Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your Option (including to any vested portion of the Option) and the Option shall immediately expire.

Termination due to Death or Disability	If your Service terminates due to your death or Disability, then upon such termination you will be automatically credited with an additional twelve (12) months of Service for vesting purposes.

Death

If your Service terminates due to your death, then your Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of your death. During such twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

In addition, if you die during the ninety (90) day period described in connection with a regular termination (i.e., a termination of your Service other than due to death or Disability or for Cause), and a vested portion of your Option has not yet been exercised, then such vested portion of your Option will instead expire on the date that is twelve (12) months after your termination date. In such a case, during the period following your death up to the date that is twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your Option.

Disability

If your Service terminates due to your Disability, then your Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after your termination date. During such twelve (12) month period, you (or your guardian or legal representative, as applicable) may exercise the vested portion of your Option.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, in all other cases, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price indicated on the cover sheet for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•   Cash, your personal check, a cashier’s check, a money order, or another cash equivalent acceptable to the Company.

•   Shares of Stock which are owned by you and which are surrendered to the Company and which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The Fair Market Value of the shares of Stock as of the effective date of the Option exercise will be applied to the Option Price.

•   By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes (if approved in advance by the Committee or the Board if you are either an executive officer or a director of the Company).

Evidence of Issuance

The issuance of the shares of Stock upon exercise of your Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, direct registration, or issuance of one or more Stock certificates.

Withholding Taxes

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the exercise of this Option, the sale of shares of Stock acquired under this Option, or as otherwise arising under this Option. In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of this Option, the sale of shares of Stock acquired under this Option, or as otherwise arising under this Option, the Company or any Affiliate shall have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, or (iii) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations.

Any shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable laws; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Board or the Committee has full discretion to choose, or to allow you to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in your relevant tax jurisdictions).

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Transfer of Option

Except as provided in Section 8.10 of the Plan, during your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. Except as provided in Section 8.10 of the Plan, you may not transfer, assign, pledge, hypothecate, or otherwise encumber this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become forfeited. You may, however, dispose of this Option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights

Neither your Option nor this Agreement gives you the right to be retained or employed by the Company (or any Affiliate) in any capacity. Unless otherwise specified in any written employment or other agreement between the Company or any Affiliate and you, the Company (and any Affiliate) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until the shares of Stock have been issued upon exercise of your Option and either a certificate evidencing your shares of Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

Forfeiture of Rights

If you should take actions in violation or breach of or in conflict with any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any non-competition obligation with respect to the Company or any Affiliate, any Company policy or procedure, any other agreement with or obligation to the Company or any Affiliate, or any confidentiality obligation with respect to the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to this Option and the immediate expiration of the Option.

If it is ever determined by the Board that your actions have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to the Company, or fraud, then the Option shall be immediately forfeited; provided, however, that if the Option was exercised within two (2) years prior to the Board’s determination, you shall be required to pay to the Company an amount equal to the aggregate Fair Market Value of the shares acquired upon such exercise at the date of the Board determination.

Clawback

This Option is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (ii) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Adjustments

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, spin-off, or other similar change in capitalization or event, the number of shares covered by this Option and the option price per share shall be adjusted pursuant to Section 16 of the Plan. Your Option shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-solicitation, non-competition, and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Option, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

By accepting the Option, you consent to receive documents related to the Option by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Certain Dispositions

If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this Option prior to the later of (i) the second (2nd) anniversary of the Grant Date or (ii) the one (1) year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of shares of Stock sold or disposed of and the sale price per share within thirty (30) days of such sale or disposition.

Code Section 409A

This Option is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, any Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.